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                                                                       Exhibit 5

                                HODGSON RUSS LLP
                           ONE M&T PLAZA, SUITE 2000
                            BUFFALO, NEW YORK 14203

                                               August 15, 2001

Moog Inc.
East Aurora, New York 14502-0018

Ladies and Gentlemen:

          Re: Registration Statement on Form S-3 (No. 333-     )

     We are delivering this opinion at your request in connection with the registration by Moog Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, of 2,175,000 shares of Common Stock, par value $1.00 per share, of the Company (plus an additional 337,328 shares to cover over-allotments) (the "Shares") for sale by the Company as set forth in the prospectus (the "Prospectus") forming a part of the above-referenced registration statement (the "Registration Statement").

     The opinion set forth in this letter is based upon (1) our review of (a) the Purchase Agreement in the form included as Exhibit 1 to the Registration Statement (the "Purchase Agreement"), (b) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its By-Laws, as amended, and records of certain of its corporate proceedings and (c) such other certificates, opinions and instruments we have deemed necessary and
(2) our review of published sources of law as we have deemed necessary. We have assumed that when the Shares are sold either appropriate certificates complying with applicable law evidencing the Shares will be properly executed or such Shares will be uncertificated shares complying with applicable law.

     Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued and paid for as contemplated by the Purchase Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this letter as Exhibit 5 to the Registration Statement and the reference to this firm in the Prospectus under the caption "Legal Matters."

                                        Very truly yours,

                                        HODGSON RUSS LLP

                                        By John J. Zak